Exhibit 10.3(a)
Deutsche Bank
Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St,
London EC2N 2DB
Telephone: 44 20 7545 8000
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: 212-250-2500

DATE:	November 10, 2009

TO:	TeleCommunication Systems, Inc.
ATTENTION:	Bruce A. White
TELEPHONE:	(410) 263-7616
FACSIMILE:	(410) 263-7617

FROM:	Deutsche Bank AG, London Branch
TELEPHONE:	44 20 7545 0556
FACSIMILE:	44 11 3336 2009

SUBJECT:	Equity Derivatives Warrant Confirmation

REFERENCE NUMBER(S):	356506
The purpose of this facsimile agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Deutsche Bank AG, London Branch (“Deutsche”) and TeleCommunication Systems, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transaction and supersedes all prior or contemporaneous written and oral communications with respect thereto.
DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. (“AGENT”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).
The definitions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and the terms of this Confirmation, the terms of this Confirmation shall

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Dr. Hugo Banziger, Anthony Dilorio	Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address:
Winchester House, 1 Great Winchester Street, London EC2N 2DB.

govern. For the purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call or an Option, as context requires.
This Confirmation evidences a complete and binding agreement between Deutsche and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if Deutsche and Counterparty had executed an agreement in such form (without any Schedule but with the “Cross-Default” provisions of Section 5(a)(vi) applicable to Counterparty with a “Threshold Amount” of $5,000,000 and with such other elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.
The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions, and shall have the following terms:
General:

Trade Date:	November 10, 2009.

Effective Date:	November 16, 2009.

Components:	The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European.

Warrant Type:	Call.

Seller:	Counterparty.

Buyer:	Deutsche.

Shares:	Class A common stock, par value USD 0.01 per share, of Counterparty.

Number of Warrants:	For each Component, as provided in Annex C to this Confirmation.

Strike Price:	As provided in Annex B to this Confirmation.

Premium:	As provided in Annex B to this Confirmation.

Premium Payment Date:	The Effective Date.

Exchange:	The NASDAQ Global Market.

Related Exchanges:	All Exchanges.

Calculation Agent:	Deutsche.

Procedure for Exercise:

In respect of any Component:

Expiration Date:	As provided in Annex C to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Equity Definitions, the Relevant Price for the Expiration Date shall be the prevailing market value per Share determined by the Calculation Agent in a commercially reasonable manner. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case the Calculation Agent shall make adjustments to the number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date. “Final Disruption Date” has the meaning provided in Annex B to this Confirmation.

Automatic Exercise:	Applicable. Each Warrant not previously exercised will be deemed to be automatically exercised on the Expiration Time on the relevant Expiration Date.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof, and by replacing the words “or (iii) an Early Closure.” with “(iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Deutsche, in its commercially reasonable discretion upon the advice of outside counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Deutsche, and including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G and Regulation 14E under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation M and/or analyzing Deutsche as if Deutsche were the Issuer or an affiliated purchaser of the Issuer), for Deutsche to refrain from or decrease any market activity in connection with the Transaction. Deutsche shall notify Counterparty as soon as reasonably practicable that a Regulatory Disruption has occurred and the Expiration Dates affected by it.

Settlement Terms:

In respect of any Component:

Net Share Settlement:	On each Settlement Date, Counterparty shall deliver to Deutsche a number of Shares equal to the Net Share Amount for such Settlement Date to the account specified by Deutsche, and cash in lieu of any fractional shares valued at the Relevant Price for the Valuation Date corresponding to such Settlement Date. If, in the good faith reasonable judgment of Deutsche, the Shares deliverable hereunder would not be immediately freely transferable by Deutsche under Rule 144 (“Rule 144”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any successor provision, then Deutsche may elect to either (x) accept delivery of such Shares notwithstanding the fact that such Shares are not immediately freely transferable by Deutsche under Rule 144 or any successor provision or (y) require that such delivery take place pursuant to the provisions set forth opposite the caption “Registration/Private Placement Procedures” below.

Net Share Amount:	For any Exercise Date, a number of Shares, as calculated by the Calculation Agent, equal to (x) the product of (i) the number of Warrants being exercised or deemed exercised on such Exercise Date, and (ii) the excess, if any, of the Relevant Price for the Valuation Date occurring on such Exercise Date over the Strike Price (such product, the “Net Share Settlement Amount”), divided by (y) such Relevant Price.

Relevant Price:	On any Valuation Date, the volume weighted average price per Share for the regular trading session of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg Page TSYS <equity> AQR on such Valuation Date in respect of the period from 9:30 am to 4:00 p.m. (New York City time) on such Valuation Date (or if such volume weighted average price is not available, the Calculation Agent’s reasonable, good faith estimate of such price on such Valuation Date).

Settlement Currency:	USD.

Other Applicable Provisions:	The provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physical Settlement” and “Physically-settled” shall be read as references to “Net Share Settlement” and “Net Share Settled”. “Net Share Settled” in relation to any Warrant means that Net Share Settlement is applicable to such Warrant.

Dividends:

In respect of any Component:

Dividend Adjustments:	Counterparty agrees to notify Deutsche promptly of the announcement of an ex-dividend date for any cash dividend by Counterparty. If an ex-dividend date for any cash dividend occurs at any time from, but excluding, the Trade Date to, and including, the Expiration Date, then in lieu of any adjustments as provided under “Method of Adjustment” below, the Calculation Agent shall make such adjustments to the Strike Price and/or the Number of Warrants as it deems appropriate to preserve for the parties the intended economic benefits of the Transaction.

Adjustments:

In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment; provided, however, that the Equity Definitions shall be amended by replacing the words “diluting or concentrative” in Sections 11.2(a), 11.2(c) (in two instances) and 11.2(e)(vii) with the word “material” and by adding the words “or the Transaction” after the words “theoretical value of the relevant Shares” in Sections 11.2(a), 11.2(c) and 11.2(e)(vii); provided further that adjustments may be made to account for changes in expected volatility, expected dividends, expected correlation, expected stock loan rate and expected liquidity relative to the relevant Share.

Extraordinary Events:

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) thereof shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)”.

Modified Calculation Agent Adjustment:	If, in respect of any Merger Event to which Modified Calculation Agent Adjustment applies, the adjustments to be made in accordance with Section 12.2(e)(i) of the Equity Definitions would result in Counterparty being different from the issuer of the Shares, then with respect to such Merger Event, as a condition precedent to the adjustments contemplated in Section 12.2(e)(i) of the Equity Definitions, Counterparty and the issuer of the Shares shall, prior to the Merger Date, have entered into such documentation containing representations, warranties and agreements relating to securities law and other issues as requested by Deutsche that Deutsche has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Deutsche to continue as a party to the Transaction, as adjusted under Section 12.2(e)(i) of the Equity Definitions, and to preserve its hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Deutsche, and if such conditions are not met or if the Calculation Agent determines that no adjustment that it could make under Section 12.2(e)(i) of the Equity Definitions will produce a commercially reasonable result, then the consequences set forth in Section 12.2(e)(ii) of the Equity Definitions shall apply.

For greater certainty, the definition of “Modified Calculation Agent Adjustment” in Sections 12.2 and 12.3 of the Equity Definitions shall be amended by adding the following italicized language to the stipulated parenthetical provision: “(including adjustments to account for changes in expected volatility, expected dividends, expected correlation, expected stock loan rate or expected liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Merger Date (Section 12.2) or Tender Offer Date (Section 12.3)”.

Announcement Event:	If an Announcement Event occurs, the Calculation Agent will determine the economic effect of the Announcement Event on the theoretical value of each Component of the Transaction (including without limitation any change in expected volatility, expected dividends, expected correlation, expected stock loan rate or expected liquidity relevant to the Shares or to the Transaction) from the potential Announcement Date to the Expiration Date for such Component and, if such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement Event” shall mean the occurrence of a potential Announcement Date of a Merger Event or Tender Offer, if the Merger Date or Tender Offer Date does not, or is not anticipated to, occur on or prior to the Expiration Date for, or any earlier termination of, the relevant Component.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination).

(c) Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(1)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Modified Calculation Agent Adjustment.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment.

Nationalization, Insolvency and Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange. For the avoidance of doubt, the occurrence of any event that is a Merger Event and would otherwise have been a Delisting will have the consequence specified for the relevant Merger Event.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by the replacement of the word “Shares” with “Hedge Positions” in clause (X) thereof; (ii) by adding the phrase “or announcement” immediately after the phrase “due to the promulgation” in the third line thereof and adding the phrase “formal or informal” before the word “interpretation” in the same line; and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction”.

Failure to Deliver:	Inapplicable

Insolvency Filing:	Applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	200 basis points per annum

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	25 basis points per annum

Increased Cost of Hedging:	Applicable

Hedging Disruption:	Applicable

Hedging Party:	Deutsche for all applicable Additional Disruption Events

Determining Party:	Deutsche for all applicable Additional Disruption Events

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable
Mutual Representations: Each of Deutsche and Counterparty represents and warrants to, and agrees with, the other party that:
(i)	Tax Disclosure. Notwithstanding anything to the contrary herein, in the Equity Definitions or in the Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

(ii)	Commodity Exchange Act. It is an “eligible contract participant” within the meaning of Section 1a(12) of the U.S. Commodity Exchange Act, as amended (the “CEA”). The Transaction has been subject to individual negotiation by the parties. The Transaction has not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA. It has entered into the Transaction with the expectation and intent that the Transaction shall be performed to its termination date.

(iii)	Securities Act. It is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or an “accredited investor” as defined under the Securities Act.

(iv)	Investment Company Act. It is a “qualified purchaser” as defined under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)	ERISA. The assets used in the Transaction (1) are not assets of any “plan” (as such term is defined in Section 4975 of the U.S. Internal Revenue Code (the “Code”)) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA, and (2) do not constitute “plan assets” within the meaning of Department of Labor Regulation 2510.3-101, 29 CFR Section 2510-3-101.
Counterparty Representations: In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents, warrants, acknowledges and covenants that:
(i)	Counterparty shall immediately provide written notice to Deutsche upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default, a Potential Adjustment Event, a Merger Event or any other Extraordinary Event; provided, however, that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Deutsche in connection with this Transaction.

(ii)	(A) Counterparty is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary, (B) Counterparty is not relying on any communication (written or oral) of Deutsche or any of its affiliates as investment advice or as a recommendation to enter into the Transaction (it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction) and (C) no communication (written or oral) received from Deutsche or any of its affiliates shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(iii)	Counterparty is not entering into the Transaction for the purpose of (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares), in either case in violation of the Exchange Act.

(iv)	Counterparty’s filings under the Securities Act, the Exchange Act, and other applicable securities laws that are required to be filed have been filed and, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(v)	Counterparty has not violated, and shall not directly or indirectly violate, any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with the Transaction.

(vi)	The representations and warranties of Counterparty set forth in Section 3 of the Agreement and Section 2 of the Purchase Agreement (the “Purchase Agreement”) dated as of the Trade Date between Counterparty and Oppenheimer & Co. Inc. and Raymond James & Associates are true and correct and are hereby deemed to be repeated to Deutsche as if set forth herein.

(vii)	The Shares issuable upon exercise of all Warrants (the “Warrant Shares”) have been duly authorized and, when delivered pursuant to the terms of such Transaction, shall be validly issued, fully-paid and non-assessable, and such issuance of the Warrant Shares shall not be subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(viii)	Counterparty is not as of the Trade Date and as of the date on which Counterparty delivers any Termination Delivery Units, and shall not be after giving effect to the transactions contemplated hereby, “insolvent” (as such term is defined in Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

(ix)	Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act.

(x)	Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Deutsche is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 128, 133, 149 or 150 (or under any successor statement), EITF Issue No. 00-19, 01-6, 03-6 or 07-5 (or any successor issue statements), under FASB’s Liabilities & Equity Project, or under any other accounting guidance.

(xi)	Counterparty understands, agrees and acknowledges that no obligations of Deutsche to it hereunder, if any, shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Deutsche or any governmental agency.

(xii)	Counterparty shall deliver to Deutsche an opinion of counsel, dated as of the Trade Date and reasonably acceptable to Deutsche in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and such other matters as Deutsche may reasonably request.

(xiii)	On each anniversary of the Trade Date, Counterparty shall deliver to Deutsche an officer’s certificate, signed by an authorized officer, stating the number of Available Shares (as defined in the provision titled “Limitation On Delivery of Shares” below).
Miscellaneous:
Effectiveness. If, on or prior to the Effective Date, Deutsche reasonably determines that it is advisable to cancel the Transaction because of concerns that Deutsche’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, the Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of the Transaction.
Netting and Set-Off. The parties hereto agree that the Transaction shall not be subject to netting or set off with any other transaction.
Qualified Financial Contracts. It is the intention of the parties that, in respect of Counterparty, (a) the Transaction shall constitute a “qualified financial contract” within the meaning of 12 U.S.C. Section 1821(e)(8)(D)(i) and (b) a Non-defaulting Party’s rights under Sections 5 and 6 of the Agreement constitute rights of the kind referred to in 12 U.S.C. Section 1821(e)(8)(A).
Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Deutsche and Counterparty shall be transmitted exclusively through Agent.
Status of Claims in Bankruptcy. Deutsche acknowledges and agrees that this Confirmation is not intended to convey to Deutsche rights with respect to the Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Deutsche’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Deutsche’s rights in respect of any transactions other than the Transaction.
No Collateral. Notwithstanding any provision of this Confirmation, the Agreement, Equity Definitions, or any other agreement between the parties to the contrary, the obligations of Counterparty under the Transaction are not secured by any collateral.
Securities Contract; Swap Agreement. The parties hereto agree and acknowledge that Deutsche is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” or a “transfer” within the meaning of Section 546 of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” a “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer” within the meaning of Section 546 of the Bankruptcy Code, and (B) that Deutsche is entitled to the protections afforded by, among other sections, Section 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.
Alternative Calculations and Counterparty Payment on Early Termination and on Certain Extraordinary Events. If Counterparty owes Deutsche any amount in connection with the Transaction pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the case of an Extraordinary Event in which the consideration or proceeds to be paid to holders of Shares as a result of such event consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the case of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than (x) an Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), (v) or (vi) of the Agreement that in the case of either (x) or (y) resulted from an event or events outside Counterparty’s control) (a “Counterparty Payment Obligation”), Counterparty shall have the right, in its sole discretion, to satisfy any such Counterparty Payment Obligation by delivery of Termination Delivery Units (as defined below) by giving irrevocable telephonic notice to Deutsche, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 a.m. and 4:00 p.m. New York time on the Early Termination Date or other date the transaction is terminated, as applicable (“Notice of Counterparty Termination Delivery”). Within a commercially reasonable period of time following receipt of a Notice of Counterparty Termination Delivery, Counterparty shall deliver to Deutsche a number of Termination Delivery Units having a cash value equal to the amount of such Counterparty Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent as the number of whole Termination Delivery Units that could be sold over a commercially reasonable period of time to generate proceeds equal to the cash equivalent of such payment obligation). In addition, if, in the good faith reasonable judgment of Deutsche, for any reason, the Termination Delivery Units deliverable pursuant to this paragraph would not be immediately freely transferable by Deutsche under Rule 144 or any successor provision, then Deutsche may elect either to (x) accept delivery of such Termination Delivery Units notwithstanding any restriction on transfer or (y) require that such delivery take place pursuant to the provisions set forth opposite the caption “Registration/Private Placement Procedures” below. If the provisions set forth in this paragraph are applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (modified as described above) and 9.12 of the Equity Definitions shall be applicable, except that all references to “Shares” shall be read as references to “Termination Delivery Units”.
“Termination Delivery Unit” means (a) in the case of a Termination Event, an Event of Default or an Extraordinary Event (other than an Insolvency, Nationalization, Merger Event or Tender Offer), one Share or (b) in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If a Termination Delivery Unit consists of property other than cash or New Shares and Counterparty provides irrevocable written notice to the Calculation Agent on or prior to the Closing Date that it elects to deliver cash, New Shares or a combination thereof (in such proportion as Counterparty designates) in lieu of such other property, the Calculation Agent shall replace such property with cash, New Shares or a combination thereof as components of a Termination Delivery Unit in such amounts, as determined by the Calculation Agent in its discretion by commercially reasonable means, as shall have a value equal to the value of the property so replaced. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.
Registration/Private Placement Procedures. If, in the reasonable opinion of Deutsche, following any delivery of Shares or Termination Delivery Units to Deutsche hereunder, such Shares or Termination Delivery Units would be in the hands of Deutsche subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Termination Delivery Units pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Termination Delivery Units being “restricted securities”, as such term is defined in Rule 144) (such Shares or Termination Delivery Units, “Restricted Shares”), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) of Annex A hereto at the election of Counterparty, unless waived by Deutsche. Notwithstanding the foregoing, solely in respect of any Warrants exercised or deemed exercised on any Exercise Date, Counterparty shall elect, prior to the first Settlement Date for the first Exercise Date, a Private Placement Settlement (as defined in Annex A hereto) or Registration Settlement (as defined in Annex A hereto) for all deliveries of Restricted Shares for all such Exercise Dates which election shall be applicable to all Settlement Dates for such Warrants and the procedures in clause (i) or clause (ii) of Annex A hereto shall apply for all such delivered Restricted Shares on an aggregate basis commencing after the final Settlement Date for such Warrants. The Calculation Agent shall make reasonable adjustments to settlement terms and provisions under this Confirmation to reflect a single Private Placement Settlement or Registration Settlement for such aggregate Restricted Shares delivered hereunder. If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii) of Annex A, as applicable, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Counterparty shall be the Defaulting Party.
Share Deliveries. Counterparty acknowledges and agrees that, to the extent that Deutsche is not then an affiliate, as such term is used in Rule 144, of Counterparty and has not been such an affiliate of Counterparty for 90 days (it being understood that Deutsche shall not be considered such an affiliate of Counterparty solely by reason of its right to receive Shares pursuant to a Transaction hereunder), any Shares or Termination Delivery Units delivered hereunder at any time after one year from the Premium Payment Date shall be eligible for resale under Rule 144 or any successor provision, and Counterparty agrees to promptly remove, or cause the transfer agent for such Shares or Termination Delivery Units to remove, any legends referring to any restrictions on resale under the Securities Act from the certificates representing such Shares or Termination Delivery Units. Counterparty further agrees that with respect to any Shares or Termination Delivery Units delivered hereunder at any time after 6 months from the Premium Payment Date but prior to 1 year from the Premium Payment Date, to the extent that Counterparty then satisfies the current information requirement of Rule 144, Counterparty shall promptly remove, or cause the transfer agent for such Shares or Termination Delivery Units to remove, any legends referring to any such restrictions or requirements from the certificates representing such Share or Termination Delivery Units upon delivery by Deutsche to Counterparty or such transfer agent of any customary seller’s and broker’s representation letters in connection with resales of such Shares or Termination Delivery Units pursuant to Rule 144, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Deutsche. Counterparty further agrees and acknowledges that Deutsche shall run a holding period under Rule 144 with respect to the Warrants and/or any Shares or Termination Delivery Units delivered hereunder notwithstanding the existence of any other transaction or transactions between Counterparty and Deutsche relating to the Shares. Counterparty further agrees that Shares or Termination Delivery Units delivered hereunder prior to the date that is 6 months from the Premium Payment Date may be freely transferred by Deutsche to its affiliates, and Counterparty shall effect such transfer without any further action by Deutsche. Notwithstanding anything to the contrary herein, Counterparty agrees that any delivery of Shares or Termination Delivery Units shall be effected by book-entry transfer through the facilities of the Clearance System if, at the time of such delivery, the certificates representing such Shares or Termination Delivery Units would not contain any restrictive legend as described above. Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court changes after the Trade Date, the agreements of Counterparty herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Counterparty, to comply with Rule 144, including Rule 144(b) or any successor provision, as in effect at the time of delivery of the relevant Shares or Termination Delivery Units.
No Material Non-Public Information. On each day during the period beginning on the Trade Date and ending on the day on which Deutsche has informed Counterparty in writing that Deutsche has completed all purchases or sales of Shares or other transactions to hedge initially its exposure with respect to the Transaction, Counterparty represents and warrants to Deutsche that it is not aware of any material nonpublic information concerning itself or the Shares.
Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Deutsche may not exercise any Warrant hereunder, Automatic Exercise shall not apply with respect thereto, and no delivery hereunder (including pursuant to provisions opposite the headings “Alternative Calculations and Counterparty Payments on Early Termination and on Certain Extraordinary Events,” “Registration/Private Placement Procedures,” “Limitation on Delivery of Shares” or Annex A) shall be made, to the extent (but only to the extent) that the receipt of any Shares upon such exercise or delivery would result in the Equity Percentage (as defined below) exceeding 9% or an Ownership Trigger (as defined below) being met. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Equity Percentage exceeding 9% or an Ownership Trigger being met. If any delivery owed to Deutsche or exercise hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery and Deutsche’s right to exercise a Warrant shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Clearance System Business Day after, Deutsche gives notice to Counterparty that such exercise or delivery would not result in the Equity Percentage exceeding 9% or an Ownership Trigger being met.
Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, provide Deutsche with a written notice of such repurchase (a “Repurchase Notice”) on such day if, following such repurchase, the Warrant Equity Percentage (as defined below) is (a) equal to or greater than 4.5% and (b) greater by 0.5% or more than the Warrant Equity Percentage set forth in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater by 0.5% or more than the Warrant Equity Percentage as of the date hereof). The “Warrant Equity Percentage” as of any day is the fraction, expressed as a percentage, of (1) the numerator of which is the Number of Warrants, and (2) the denominator of which is the number of Shares outstanding on such day. Counterparty agrees to indemnify and hold harmless Deutsche and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling person (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Deutsche’s hedging activities as a consequence of becoming, or of the risk of becoming, an “insider” as defined under Section 16 of the Exchange Act, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expense (including reasonable attorney’s fees), joint or several, which an Indemnified Person actually may become subject to, as a result of Counterparty’s failure to provide Deutsche with a Repurchase Notice on the day and in the manner specified herein, and to reimburse, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall be relieved from liability to the extent that the Indemnified Person fails promptly to notify Counterparty of any action commenced against it in respect of which indemnity may be sought hereunder; provided that failure to notify Counterparty (x) shall not relieve Counterparty from any liability hereunder to the extent it is not materially prejudiced as a result thereof and (y) shall not, in any event, relieve Counterparty from any liability that it may have otherwise than on account of this indemnity agreement. Counterparty shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.
Limitation On Delivery of Shares. Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Counterparty be required to deliver Shares in connection with the Transaction in excess of 7,827,600 Shares (the “Maximum Delivery Amount”). Counterparty represents and warrants (which shall be deemed to be repeated on each day that the Transaction is outstanding) that the Maximum Delivery Amount is equal to or less than the number of authorized but unissued Shares of Counterparty that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Maximum Delivery Amount (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this paragraph (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (iii) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions. Counterparty shall immediately notify Deutsche of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter. Notwithstanding the provisions of Section 5(a)(ii) of the Agreement, in the event of a failure by Counterparty to comply with the agreement set forth in this provision, there shall be no grace period for remedy of such failure.
Additional Termination Event. The occurrence of any of the following shall constitute an Additional Termination Event with respect to which (1) Counterparty shall be the sole Affected Party and (2) the Transaction shall be the sole Affected Transaction; provided that with respect to any Additional Termination Event, Deutsche may choose to treat part of the Transaction as the sole Affected Transaction, and, upon termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:
(i) Deutsche reasonably determines, upon advice of counsel, that it is advisable to terminate a portion of the Transaction so that Deutsche’s related hedging activities will comply with applicable securities laws, rules or regulations;
(ii) The Shares are not approved for listing on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
(iii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act as in effect on the Effective Date, except that the number of shares of Counterparty’s voting stock will be deemed to include, in addition to all outstanding shares of Counterparty’s voting stock and shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination (“unissued shares”) deemed to be held by the “person” or “group” or other person with respect to which the determination is being made, all unissued shares deemed to be held by all other persons), directly or indirectly, of shares representing 50% or more of the total voting power of all outstanding classes of Counterparty’s capital stock or other interests normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees (“voting stock”) or has the power, directly or indirectly, to elect a majority of the members of Counterparty’s board of directors, unless the exception provided in clause (iv)(2) below applies;

(iv) Counterparty consolidates with, enters into a binding share exchange with, or merges with or into, another person, or Counterparty sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, Counterparty, in any such event, other than any transaction:
(1) pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of Counterparty’s voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of Counterparty’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction;
(2) in which at least 90% of the consideration paid for the Shares (other than cash payments for fractional shares or pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or which will be so traded immediately following such transaction; or
(3) which is effected solely to change Counterparty’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving person;
(v) (a) individuals who on the Effective Date constituted Counterparty’s board of directors and (b) any new directors whose election to Counterparty’s board of directors or whose nomination for election by Counterparty’s stockholders was approved by at least a majority of the directors at the time of such election or nomination still in office either who were directors on the Effective Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of Counterparty’s board of directors; or
(vi) the holders of Counterparty’s capital stock approve any plan or proposal for liquidation or dissolution of Counterparty.
Transfer or Assignment. Notwithstanding any provision of the Agreement to the contrary, Deutsche may, subject to applicable law, freely transfer and assign all of its rights and obligations under the Transaction without the consent of Counterparty.
If, as determined in Deutsche’s sole discretion, (a) at any time (1) the Equity Percentage exceeds 8.0% (2) Deutsche, Deutsche Group (as defined below) or any person whose ownership position would be aggregated with that of Deutsche or Deutsche Group (Deutsche, Deutsche Group or any such person, a “Deutsche Person”) under Sections 3-701 to 3-709 of the Maryland Control Share Acquisition Act or other federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership, or could be reasonably viewed as meeting any of the foregoing, in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting, registration, filing or notification obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Deutsche Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received (this clause (2)(x), the “Ownership Trigger”) minus (y) 1% of the number of Shares outstanding on the date of determination, or (3) the number of “control shares” (as such term is used in Section 3-701(d) of the Maryland Control Share Acquisition Act) owned by a Deutsche Person divided by the number of Counterparty’s outstanding Shares exceeds 8.0%, (each of such conditions described in clause (1), (2) or (3), an “Excess Ownership Position”), and (b) Deutsche is unable, after commercially reasonable efforts, to effect a transfer or assignment on pricing and terms and within a time period reasonably acceptable to it of all or a portion of this Transaction pursuant to the preceding paragraph such that an Excess Ownership Position no longer exists, Deutsche may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of this Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Deutsche so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Warrants equal to the Terminated Portion (allocated among the Components thereof in the discretion of Deutsche), (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions set forth under the caption “Alternative Calculations and Counterparty Payment on Early Termination and on Certain Extraordinary Events” shall apply to any amount that is payable by Counterparty to Deutsche pursuant to this sentence). The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Deutsche and any of its affiliates subject to aggregation with Deutsche for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Deutsche (collectively, “Deutsche Group”) “beneficially own” (within the meaning of Section 13 of the Exchange Act) without duplication on such day and (B) the denominator of which is the number of Shares outstanding on such day.
Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Deutsche to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, Deutsche, acting in good faith and in a commercially reasonable manner, may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Deutsche’s obligations in respect of the Transaction and any such designee may assume such obligations. Deutsche shall be discharged of its obligations to Counterparty to the extent of any such performance.
Amendments to Equity Definitions. (a) Section 12.9(b)(iv) of the Equity Definitions is hereby amended by: (i) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); (ii) replacing “will lend” with “lends” in subsection (B); and (iii) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and (b) Section 12.9(b)(v) of the Equity Definitions is hereby amended by: (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other”; and (iii) deleting subsection (X) in its entirety and the words “or (Y)” immediately following subsection (X).
Severability; Illegality. If compliance by either party with any provision of the Transaction would be unenforceable or illegal, (a) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (b) the other provisions of the Transaction shall not be invalidated, but shall remain in full force and effect.
Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.
Payment by Deutsche. In the event that (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Deutsche owes to Company pursuant to Section 6(d)(ii) of the Agreement an amount calculated under Section 6(e) of the Agreement, or (ii) Deutsche owes to Company, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions (including, for the avoidance of doubt, any amount payable in connection with an Extraordinary Event), an amount calculated under

Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.
Governing law: The law of the State of New York.
Contact information. For purposes of the Agreement (unless otherwise specified in the Agreement), the addresses for notice to the parties shall be:
(a) Counterparty
TeleCommunication Systems, Inc
275 West Street,
Annapolis, Maryland 21401
Attention: Bruce A. White
Fax:           (410) 263-7617
(b) Deutsche
Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Faiz Khan
Telephone: (212) 250-0668
Email:          faiz.khan@db.com
with a copy to:
Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Lars Kestner
Telephone: (212) 250-6043
Email:          Lars.Kestner@db.com
with a copy to:
Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Andrew Yaeger
Telephone: (212) 250-2717
Email:          andrew.yaeger@db.com

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Deutsche a facsimile of the fully-executed Confirmation to Deutsche at 44 113 336 2009. Originals shall be provided for your execution upon your request.
We are very pleased to have executed the Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,
DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lars Kestner
	Name:	Lars Kestner
	Title:	Managing Director

By:	/s/ Jon Arnone
	Name:	Jon Arnone
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with this Transaction
By:	/s/ Lars Kestner
	Name:	Lars Kestner
	Title:	Managing Director

By:	/s/ John Arnone
	Name:	John Arnone
	Title:	Managing Director

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

TELECOMMUNICATION SYSTEMS, INC.
By:	/s/ Thomas M. Brandt, Jr.
	Name:	Thomas M. Brandt, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Dr. Hugo Banziger, Anthony Dilorio	Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address:
Winchester House, 1 Great Winchester Street, London EC2N 2DB.

ANNEX A
Registration Settlement and Private Placement Settlement
(i)	If Counterparty elects to settle the Transaction pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in private placement procedures (customary for equity securities of the size of such private placement) with respect to such Restricted Shares reasonably acceptable to Deutsche; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Counterparty to Deutsche (or any affiliate designated by Deutsche) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Deutsche (or any such affiliate of Deutsche). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Deutsche, due diligence rights (for Deutsche or any buyer of the Restricted Shares designated by Deutsche), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Deutsche. In the event of a Private Placement Settlement, the Net Share Settlement Amount or the Counterparty Payment Obligation, respectively, shall be deemed to be the Net Share Settlement Amount or the Counterparty Payment Obligation, respectively, plus an additional amount (determined from time to time by the Calculation Agent in its commercially reasonable judgment) attributable to interest that would be earned on such Net Share Settlement Amount or the Counterparty Payment Obligation, respectively, (increased on a daily basis to reflect the accrual of such interest and reduced from time to time by the amount of net proceeds received by Deutsche as provided herein) at a rate equal to the open Federal Funds Rate plus 100 basis points per annum for the period from, and including, such Settlement Date or the date on which the Counterparty Payment Obligation is due, respectively, to, but excluding, the related date on which all the Restricted Shares have been sold and calculated on an Actual/360 basis.

(ii)	If Counterparty elects to settle the Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Counterparty shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Deutsche, to cover the resale of such Restricted Shares (and any Make-whole Shares) in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Deutsche. If Deutsche, in its sole reasonable discretion, is not satisfied with such procedures and documentation, Private Placement Settlement shall apply. If Deutsche is satisfied with such procedures and documentation, it shall sell the Restricted Shares (and any Make-whole Shares) pursuant to such registration statement during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Restricted Shares (and any Make-whole Shares) and ending on the earliest of (i) the Exchange Business Day on which Deutsche completes the sale of all Restricted Shares or, in the case of settlement of Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales exceed the Counterparty Payment Obligation, (ii) the date upon which all Restricted Shares (and any Make-whole Shares) have been sold or transferred pursuant to Rule 144 (or similar provisions then in force) and (iii) the date upon which all Restricted Shares (and any Make-whole Shares) may be sold or transferred by a non-affiliate pursuant to Rule 144 (or any similar provision then in force) without any further restriction whatsoever.

(iii)	If (ii) above is applicable and the Net Share Settlement Amount or the Counterparty Payment Obligation, as applicable, exceeds the realized net proceeds from such resale, or if (i) above is applicable and the Freely Tradeable Value (as defined below) of the Shares owed pursuant to the Net Share Settlement Amount, or the Counterparty Payment Obligation (in each case as adjusted pursuant to (i) above), as applicable, exceeds the realized net proceeds from such resale, Counterparty shall transfer to Deutsche by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following the last day of the Resale Period the amount of such excess

A-1

(the “Additional Amount”), at its option, either in cash or in a number of Restricted Shares (“Make-whole Shares”, provided that the aggregate number of Restricted Shares and Make-whole Shares delivered shall not exceed the Maximum Delivery Amount) that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a value equal to the Additional Amount. If Counterparty elects to pay the Additional Amount in Make-whole Shares, Counterparty shall elect whether the requirements and provisions for either Private Placement Settlement or Registration Settlement shall apply to such payment. This provision shall be applied successively until the Additional Amount is equal to zero, subject to “Limitation on Delivery of Shares”. “Freely Tradeable Value” means the value of the number of Shares delivered to Deutsche which such Shares would have if they were freely tradeable (without prospectus delivery) upon receipt by Deutsche, as determined by the Calculation Agent by reference to the Relevant Price for freely tradeable Shares as of the Valuation Date, or other date of valuation used to determine the delivery obligation with respect to such Shares, or by other commercially reasonable means.

A-2

ANNEX B
The Strike Price, Premium and Final Disruption Date for the Transaction are set forth below.

Strike Price:	USD12.736
Premium:	USD5,071,005
Final Disruption Date:	July 7, 2015

B-1

ANNEX C
For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
1.	43,487	Fri, 02/13/15
2.	43,487	Tue, 02/17/15
3.	43,487	Wed, 02/18/15
4.	43,487	Thu, 02/19/15
5.	43,487	Fri, 02/20/15
6.	43,487	Mon, 02/23/15
7.	43,487	Tue, 02/24/15
8.	43,487	Wed, 02/25/15
9.	43,487	Thu, 02/26/15
10.	43,487	Fri, 02/27/15
11.	43,487	Mon, 03/02/15
12.	43,487	Tue, 03/03/15
13.	43,487	Wed, 03/04/15
14.	43,487	Thu, 03/05/15
15.	43,487	Fri, 03/06/15
16.	43,487	Mon, 03/09/15
17.	43,487	Tue, 03/10/15
18.	43,487	Wed, 03/11/15
19.	43,487	Thu, 03/12/15
20.	43,487	Fri, 03/13/15
21.	43,487	Mon, 03/16/15
22.	43,487	Tue, 03/17/15
23.	43,487	Wed, 03/18/15
24.	43,487	Thu, 03/19/15
25.	43,487	Fri, 03/20/15
26.	43,487	Mon, 03/23/15
27.	43,487	Tue, 03/24/15
28.	43,487	Wed, 03/25/15
29.	43,487	Thu, 03/26/15
30.	43,487	Fri, 03/27/15
31.	43,487	Mon, 03/30/15
32.	43,487	Tue, 03/31/15
33.	43,487	Wed, 04/01/15
34.	43,487	Thu, 04/02/15
35.	43,487	Mon, 04/06/15
36.	43,487	Tue, 04/07/15
37.	43,487	Wed, 04/08/15
38.	43,487	Thu, 04/09/15
39.	43,487	Fri, 04/10/15

C-1

Component Number	Number of Warrants	Expiration Date
40.	43,487	Mon, 04/13/15
41.	43,487	Tue, 04/14/15
42.	43,487	Wed, 04/15/15
43.	43,487	Thu, 04/16/15
44.	43,487	Fri, 04/17/15
45.	43,487	Mon, 04/20/15
46.	43,487	Tue, 04/21/15
47.	43,487	Wed, 04/22/15
48.	43,487	Thu, 04/23/15
49.	43,487	Fri, 04/24/15
50.	43,487	Mon, 04/27/15
51.	43,487	Tue, 04/28/15
52.	43,487	Wed, 04/29/15
53.	43,487	Thu, 04/30/15
54.	43,487	Fri, 05/01/15
55.	43,487	Mon, 05/04/15
56.	43,487	Tue, 05/05/15
57.	43,487	Wed, 05/06/15
58.	43,487	Thu, 05/07/15
59.	43,487	Fri, 05/08/15
60.	43,487	Mon, 05/11/15
61.	43,487	Tue, 05/12/15
62.	43,487	Wed, 05/13/15
63.	43,487	Thu, 05/14/15
64.	43,487	Fri, 05/15/15
65.	43,487	Mon, 05/18/15
66.	43,487	Tue, 05/19/15
67.	43,487	Wed, 05/20/15
68.	43,487	Thu, 05/21/15
69.	43,487	Fri, 05/22/15
70.	43,487	Tue, 05/26/15
71.	43,487	Wed, 05/27/15
72.	43,487	Thu, 05/28/15
73.	43,487	Fri, 05/29/15
74.	43,487	Mon, 06/01/15
75.	43,487	Tue, 06/02/15
76.	43,487	Wed, 06/03/15
77.	43,487	Thu, 06/04/15
78.	43,487	Fri, 06/05/15
79.	43,487	Mon, 06/08/15
80.	43,487	Tue, 06/09/15
81.	43,487	Wed, 06/10/15
82.	43,487	Thu, 06/11/15
83.	43,487	Fri, 06/12/15
84.	43,487	Mon, 06/15/15
85.	43,487	Tue, 06/16/15

A-2

Component Number	Number of Warrants	Expiration Date
86.	43,487	Wed, 06/17/15
87.	43,487	Thu, 06/18/15
88.	43,487	Fri, 06/19/15
89.	43,487	Mon, 06/22/15
90.	43,457	Tue, 06/23/15

A-2